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                                                                     EXHIBIT 5.1


                 FRIEDLOB SANDERSON PAULSON & TOURTILLOTT, LLC
                    1775 Sherman Street, Twenty-First Floor
                             Denver, Colorado 80203


                               September 27, 2002


EchoStar DBS Corporation
5701 South Santa Fe Drive
Littleton, Colorado 80120

         Re:      10 3/8% Senior Notes Due 2007

Ladies and Gentlemen:

         We have acted as special counsel for EchoStar DBS Corporation, a Colorado Corporation ("EDBS"), and are familiar with EDBS' Amendment No. 1 to its Registration Statement on Form S-4 (the "Registration Statement"), filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to EDBS' proposed offer to exchange up to $1,000,000,000 in aggregate principal amount of its 10 3/8% Senior Notes due 2007 (the "EDBS Notes") for any and all outstanding EchoStar Broadband Corporation ("EBC") 10 3/8% Senior Notes due 2007 (the "EBC Notes").

         In so acting, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of:

         (i)      the Registration Statement;

         (ii) the indenture relating to the EBC Notes between EBC and U.S. Bank Trust National Association, as trustee, dated as of September 25, 2000;

         (iii) the Form of indenture relating to the EDBS Notes between the Issuer and U.S. Bank National Association, as trustee, dated as of November 4, 2002 (the "Indenture");

         (iv) such other resolutions, corporate documents, records and other instruments as we have deemed necessary for the purposes of this opinion.


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EchoStar DBS Corporation
September 27, 2002
Page 2


         As to any facts material to this opinion, we have relied upon statements and representations of EDBS, EBC, EchoStar Communications Corporation and public officials. We have assumed that EDBS is validly existing and in good standing under the laws of its jurisdiction of organization, that it has the corporate power and authority to enter into and perform its obligations under the Indenture and the EDBS Notes and that the Trustee under the Indenture has the corporate power and authority to enter into and perform its obligations under the Indenture and the Indenture constitutes a valid, binding and enforceable obligation of the Trustee.

         On the basis of our review, it is our opinion that when (i) the Registration Statement has become effective, (ii) the EDBS Notes are duly authorized, executed and delivered on behalf of EDBS in accordance with the Indenture in exchange for the EBC Notes pursuant to the terms of the offer to exchange set forth in the Prospectus forming a part of the Registration Statement and the accompanying letter of transmittal and (iii) the EDBS Notes are duly authenticated by the Trustee pursuant to the terms of the Indenture, the EDBS Notes will constitute valid and binding obligations of EDBS, enforceable against EDBS in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting generally the enforcement of creditors' rights, to general principals of equity and to implied covenants of good faith and fair dealing.

         We are members of the bar of the State of Colorado and do not express any opinion herein as to any laws other than the laws of the State of Colorado and the federal laws of the United States of America.

         We express no opinion herein of the Federal Communications Act, as amended, or the rules and regulations thereunder or the policies of the Federal Communications Commission or the staff thereof pursuant to delegated authority.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving consent to the use of our name under the heading "Legal Matters," we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                               /s/ Friedlob Sanderson Paulson & Tourtillott, LLC